                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  U.S. BANCORP
                            ------------------------
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                 41-0255900
      -------------------------------                -------------------
          (State or other jurisdiction               (I.R.S. employer
        of incorporation or organization)           identification no.)


                                 U.S. BANK PLACE
                             601 SECOND AVENUE SOUTH
                        MINNEAPOLIS, MINNESOTA 55402-4302
                        ---------------------------------
               (Address of principal executive offices) (Zip code)


                     U.S. BANCORP 2001 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                               LEE R. MITAU, ESQ.
                                 U.S. BANK PLACE
                             601 SECOND AVENUE SOUTH
                        MINNEAPOLIS, MINNESOTA 55402-4302
                     (Name and address of agent for service)

                                 (612) 973-1111
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              JAY L. SWANSON, ESQ.
                              DORSEY & WHITNEY LLP
                        50 SOUTH SIXTH STREET, SUITE 1500
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 340-2600

                         CALCULATION OF REGISTRATION FEE

       --------------------------------------------------------------------------------------
            TITLE OF SECURITIES    AMOUNT TO BE         MAXIMUM AGGREGATE       AMOUNT OF
              TO BE REGISTERED     REGISTERED(1)        OFFERING PRICE(2)    REGISTRATION FEE
       --------------------------------------------------------------------------------------
         Common Stock              100,000,000 Shares    $1,819,000,000       $454,750
         ($.01 par value)(3)
       --------------------------------------------------------------------------------------

(1) Represents the shares of common stock of U.S. Bancorp issuable upon the exercise of options pursuant to the U.S. Bancorp 2001 Stock Incentive Plan.

(2) Calculated solely for the purpose of this offering in accordance with Rule 457(h) based on the average of the high and low prices of U.S. Bancorp Common Stock as reported on the New York Stock Exchange on November 21, 2001.

(3) Includes corresponding rights to acquire shares of U.S. Bancorp common stock pursuant to the Rights Agreement, dated as of February 27, 2001, between U.S. Bancorp and Firstar Bank, N.A.


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                                    PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed by U.S. Bancorp with the Securities and Exchange Commission, are incorporated by reference in this registration statement, as of their respective dates:

      (a) U.S. Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

      (b) U.S. Bancorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

      (c) U.S. Bancorp's Current Reports on Form 8-K and Form 8-K/A, filed on February 28, 2001, March 6, 2001, March 12, 2001, March 16, 2001,
            April 17, 2001 (two reports), April 23, 2001, May 3, 2001, July 17,
            2001, July 25, 2001, July 31, 2001, August 6, 2001, October 17, 2001
            and October 31, 2001; and

      (d) the description of U.S. Bancorp's common stock and common stock purchase rights contained in any registration statement or report filed by U.S. Bancorp under the Securities Act of 1933, as amended (the "Securities Act"), or in any report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      In addition, all documents filed by U.S. Bancorp pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Delaware law, U.S. Bancorp will indemnify its directors and officers under certain circumstances against all expenses and liabilities incurred by them as a result of suits brought against them as directors and officers of U.S. Bancorp. The indemnified directors, advisory directors and officers must act in good faith and in a manner they reasonably believe to be in the best interests of U.S. Bancorp, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful. U.S. Bancorp will not indemnify directors, advisory directors and officers for expenses in respect of any matter as to which the indemnified directors and officers shall have been adjudged to be liable to U.S. Bancorp, unless the court in which the action or suit was brought shall determine otherwise. U.S. Bancorp may indemnify officers, advisory directors and directors only as


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authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

      Article Ninth of U.S. Bancorp's certificate of incorporation provides that a director will not be liable to U.S. Bancorp or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to U.S. Bancorp or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the directors derived an improper personal benefit.

      Article VI of U.S. Bancorp's bylaws provides that the officers, directors and advisory directors of U.S. Bancorp will be indemnified to the full extent permitted by the DGCL. The board of directors has discretion to indemnify any employee of U.S. Bancorp for actions arising by reason of the employee's employment with U.S. Bancorp. U.S. Bancorp will pay expenses incurred by officers, directors and advisory directors in defending actions in advance of any final disposition if the officer, director or advisory director agrees to repay the amounts if it is ultimately determined that he or she is not entitled to be indemnified under the bylaws, Delaware law or otherwise.

      U.S. Bancorp maintains a standard policy of officers' and directors' liability insurance.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

      4.1 Restated Certificate of Incorporation of U.S. Bancorp, as amended. (Incorporated by reference to Exhibit 3.1 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.)

      4.2   Restated Bylaws of U.S. Bancorp.  (Incorporated by reference to
            Exhibit 3.2 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.)

      4.3 Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. U.S. Bancorp agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.

      4.4 Warrant Agreement, dated as of October 2, 1995, between U.S. Bancorp and First Chicago Trust Company of New York, as Warrant Agent, and Form of Warrant. (Incorporated by reference to Exhibits 4.18 and 4.19 to U.S. Bancorp's Registration Statement on Form S-3, File No. 33-61667.)

      4.5 Certificate of Designation and Terms of Term Participating Preferred Stock of U.S. Bancorp. (Incorporated by reference to
            Exhibit 4.1 to the U.S. Bancorp's Registration Statement on Form S-4, File No. 333-75603.)

      4.6 Forms of Warrant Agreements, dated as of November 5, 1996, between Monarch Bancorp (predecessor of Western Bancorp) and certain Warrantholders, and accompanying Forms of Warrants, assumed by U.S. Bancorp upon its acquisition of Western Bancorp on November 15, 1999. (Incorporated by reference to Exhibit 4.5 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999.)

      5.1   Opinion of Dorsey & Whitney LLP.


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     23.1   Consent of Dorsey & Whitney LLP.  (Included in Exhibit 5.1.)

     23.2   Consent of PricewaterhouseCoopers LLP.

     24.1   Power of Attorney.

ITEM 9.     UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being

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registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis, State of Minnesota, as of the 27th day of November, 2001.


                              U.S. Bancorp


                              By:  /s/ Jerry A. Grundhofer
                                   ---------------------------------
                                   Jerry A. Grundhofer
                                   President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 27th day of November, 2001.

             Signature                                    Title
     --------------------------           -------------------------------------
     /s/ Jerry A. Grundhofer              President and Chief Executive Officer
     -------------------------------      (principal executive officer)
     Jerry A. Grundhofer


     /s/ David M. Moffett                 Chief Financial Officer
     -------------------------------      (principal financial officer)
     David M. Moffett


     /s/ Terrance R. Dolan                Senior Vice President and
     -------------------------------      Controller (principal accounting
     Terrance R. Dolan                    officer)


     /s/ Linda L. Ahlers*                 Director
     -------------------------------
     Linda L. Ahlers


     /s/ Victoria B. Buyniski Gluckman*   Director
     -------------------------------
     Victoria B. Buyniski Gluckman


     /s/ Arthur D. Collins, Jr.*          Director
    -------------------------------
     Arthur D. Collins, Jr.


     /s/ Peter H. Coors*                  Director
     ----------------------------
     Peter H. Coors




     /s/ John C. Dannemiller*             Director
     --------------------------
     John C. Dannemiller


     /s/ Joshua Green III*                Director
     --------------------------
     Joshua Green III


     /s/ John F. Grundhofer*              Director
     --------------------------
     John F. Grundhofer


     /s/ J.P. Hayden, Jr.*                Director
     ----------------------------
     J.P. Hayden, Jr.


     /s/ Roger L. Howe*                   Director
     ----------------------------
     Roger L. Howe


                                          Director
     ------------------------
     Thomas H. Jacobsen


     /s/ Delbert W. Johnson*              Director
     ------------------------
     Delbert W. Johnson


     /s/ Joel W. Johnson*                 Director
     ----------------------------
     Joel W. Johnson


     /s/ Jerry W. Levin*                 Director
     ----------------------------
     Jerry W. Levin


     /s/ Sheldon B. Lubar*               Director
     ----------------------------
     Sheldon B. Lubar


     /s/ Frank Lyon, Jr.*                Director
     ----------------------------
     Frank Lyon, Jr.


     /s/ Daniel F. McKeithan, Jr.*       Director
     ----------------------------
     Daniel F. McKeithan, Jr.




       /s/ David B. O'Maley*                    Director
       -------------------------
       David B. O'Maley


       /s/ O'dell M. Owens, M.D.*               Director
       -------------------------
       O'dell M. Owens, M.D.


       /s/ Thomas E. Petry*                     Director
       -------------------------
       Thomas E. Petry


                                                Director
       -------------------------
       Richard G. Reiten


       /s/ S. Walter Richey*                    Director
       -------------------------
       S. Walter Richey


       /s/ Warren R. Staley*                    Director
       -------------------------
       Warren R. Staley


                                                Director
       -------------------------
       Patrick T. Stokes


       /s/ John J. Stollenwerk*                 Director
       ------------------------
       John J. Stollenwerk

*By    /s/ David M. Moffett                    Attorney-in-fact for the persons
       -------------------------               indicated above with an *
       Attorney-in-fact

                                  EXHIBIT INDEX

 4.1 Restated Certificate of Incorporation of U.S. Bancorp, as amended. (Incorporated by reference to Exhibit 3.1 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.)

 4.2  Restated Bylaws of U.S. Bancorp.  (Incorporated by reference to Exhibit
      3.2 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.)

 4.3 Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. U.S. Bancorp agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.

 4.4 Warrant Agreement, dated as of October 2, 1995, between U.S. Bancorp and First Chicago Trust Company of New York, as Warrant Agent, and Form of Warrant. (Incorporated by reference to Exhibits 4.18 and 4.19 to U.S. Bancorp's Registration Statement on Form S-3, File No. 33-61667.)

 4.5 Certificate of Designation and Terms of Term Participating Preferred Stock of U.S. Bancorp. (Incorporated by reference to Exhibit 4.1 to the U.S. Bancorp's Registration Statement on
      Form S-4, File No. 333-75603.)

 4.6 Forms of Warrant Agreements, dated as of November 5, 1996, between Monarch Bancorp (predecessor of Western Bancorp) and certain Warrantholders, and accompanying Forms of Warrants, assumed by U.S. Bancorp upon its acquisition of Western Bancorp on November 15, 1999. (Incorporated by reference to Exhibit 4.5 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999.)

 5.1  Opinion of Dorsey & Whitney LLP.

23.1  Consent of Dorsey & Whitney LLP.  (Included in Exhibit 5.1.)

23.2  Consent of PricewaterhouseCoopers LLP.

24.1  Power of Attorney.